                                                                    EX-99.g.1(r)
                                FORM OF AMENDMENT

                                 [JPMORGAN LOGO]


JPMORGAN CHASE BANK
4 New York Plaza
New York, NY   10004

August 19, 2002

UBS Relationship Funds
One North Wacker Drive
Chicago, IL  60606

RE: AMENDMENT TO THE MULTIPLE SERVICES AGREEMENT SECURITIES LENDING AUTHORIZATION DATED JULY 15, 1997 - NAME CHANGE OF A SERIES TO SCHEDULE A

Dear Sirs:

     We refer to the Amendment to the Multiple Services Agreement Securities Lending Authorization dated July 15, 1997 (the "Securities Lending Authorization") between JPMorgan Chase Bank (the "Custodian"), as successor to the Morgan Stanley Trust Company, and UBS Relationship Funds (the "Client").The parties hereby agree as follows:

     1. Schedule A is replaced in its entirety with Schedule A attached hereto.

               The Multiple Services Agreement, as amended by this letter amendment, shall continue in full force and effect.

               Please evidence your acceptance of the terms of this letter by signing below and returning one copy to Brian Fitzgerald, J.P. Morgan Investor Services Co., 73 Tremont St., Boston, MA 02108.

                                                     Very truly yours,

                                                     JPMORGAN CHASE BANK

                                                     By:
                                                            -------------------
                                                     Name:  Brian K. Fitzgerald
                                                     Title: Vice President
Accepted and Agreed:

UBS RELATIONSHIP FUNDS

By:
         -----------------------------------
Name:    Paul H. Schubert
Title:   Treasurer and Principal Accounting Officer

                                                    SCHEDULE A

ACCOUNT                                                     MAXIMUM PERMISSIBLE LOAN          MAXIMUM PERMISSIBLE LOAN
                                                             PERCENTAGE--TOTAL FUND            PERCENTAGE--SINGLE ISSUE
------------------------------------------------------- --------------------------------- ---------------------------------
UBS RELATIONSHIP FUNDS

    UBS Global Securities Relationship Fund             33 1/3% of total assets

    UBS U.S. Value Equity Relationship Fund             33 1/3% of total assets

    UBS Global Aggregate Bond Relationship Fund         33 1/3% of total assets

    UBS U.S. Cash Management Prime Relationship Fund    33 1/3% of total assets

    UBS U.S. Core Plus Relationship Fund                33 1/3% of total assets

    UBS U.S. Equity Relationship Fund                   33 1/3% of total assets

    UBS U.S. Large Cap Equity Relationship Fund         33 1/3% of total assets

    UBS U.S. Intermediate Cap Equity Relationship Fund  33 1/3% of total assets

    UBS U.S. Small Cap Equity Relationship Fund         33 1/3% of total assets

    UBS International Equity Relationship Fund          33 1/3% of total assets

    UBS U.S. Bond Relationship Fund                     33 1/3% of total assets

    UBS U.S. Short Duration Relationship Fund           33 1/3% of total assets

    UBS Short-Term Relationship Fund                    33 1/3% of total assets

    UBS Emerging Markets Equity Relationship Fund       33 1/3% of total assets

    UBS Enhanced Yield Relationship Fund                33 1/3% of total assets

    UBS U.S. Treasury Inflation Protected Securities    33 1/3% of total assets
    Relationship Fund



ACCOUNT                                                 MAXIMUM PERMISSIBLE LOAN           MAXIMUM PERMISSIBLE LOAN
                                                         PERCENTAGE--TOTAL FUND            PERCENTAGE--SINGLE ISSUE
--------------------------------------------------- ---------------------------------- ---------------------------------
    UBS High Yield Relationship Fund                33 1/3% of total assets

    UBS Defensive High Yield Relationship Fund      33 1/3% of total assets

    UBS Emerging Markets Debt Relationship Fund     33 1/3% of total assets

    UBS U.S. Securitized Mortgage Relationship      33 1/3% of total assets
    Fund

    DSI Enhanced S&P 500 Relationship Fund          33 1/3% of total assets

    UBS Opportunistic Emerging Markets Debt         33 1/3% of total assets
    Relationship Fund

    UBS Opportunistic High Yield Relationship Fund  33 1/3% of total assets

    * U.S. Equity Securities                                                                         80%

    * All other Securities                                                                          100%